EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-15689, No. 333-42534, No. 333-65924, and No. 333-129698 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, Registration Statement No. 333-129699 for the Century Aluminum 401(k) Plan, Registration Statement No. 333-07239 for the Century Aluminum Company of West Virginia, Inc. Salaried Employee Defined Contribution Retirement Plan, Registration Statements No. 333-129697 and No. 333-28827 for the Century Aluminum Company of West Virginia, Inc. United Steelworkers of America Savings Plan (all on Forms S-8) and Registration Statement No. 333-143315 (on Form S-3ASR) of our reports dated February 28, 2008, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans during 2006 and the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes during 2007) and financial statement schedule of Century Aluminum Company and subsidiaries, and the effectiveness of Century Aluminum Company and subsidiaries internal control over financial reporting, all appearing in this Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUUCHE LLP

Pittsburgh, Pennsylvania
February 28, 2008